Exhibit 99.2

Stanley Higgins
Director
Listing Qualifications
The Nasdaq Stock Market LLC
+1 301 978 8041

By Electronic Delivery to: pdonnelly@siriusradio.com

March 16, 2010

Mr. Patrick L. Donnelly
Executive Vice President & General Counsel
Sirius XM Radio Inc.
1221 Avenue of the Americas, 36th Fl.
New York, NY 10020

Re:	Sirius XM Radio Inc. (the “Company”)
Nasdaq Symbol: SIRI

Dear Mr. Donnelly:

On September 15, 2009, Staff notified the Company that the bid price of its common stock had closed at less than $1.00 per share over the previous 30 consecutive business days, and, as a result, did not comply with Listing Rule 5450(a)(1) (the “Rule”). In accordance with Listing Rule 5810(c)(3)(A), the Company was provided 180 calendar days, or until March 15, 2010, to regain compliance with the Rule.

The Company has not regained compliance with the Rule. Accordingly, its securities will be delisted from The Nasdaq Global Select Market. In that regard, unless the Company requests an appeal of this determination as described below, trading of the Company’s common stock will be suspended at the opening of business on March 25, 2010, and a Form 25-NSE will be filed with the Securities and Exchange Commission (the “SEC”), which will remove the Company’s securities from listing and registration on The Nasdaq Stock Market.

The Company may want to apply to transfer its securities to The Nasdaq Capital Market if it meets the Capital Market initial listing criteria set forth in Listing Rule 5505, (except for the bid price requirement).[1] If the Company submits a transfer application and pays the applicable listing fees by March 23, 2010, initiation of the delisting proceedings will be stayed pending Staff’s review of the transfer application. If the transfer application is approved, Staff will notify the Company that it has been afforded an additional compliance period, up to September 13, 2010. If Staff does not approve the Company’s transfer application, we will provide written notification that its securities will be delisted. At that time, the Company may appeal Staff’s determination to a Listing Qualifications Panel. Should the Company decide to apply to transfer its securities to the Capital Market, please use the on-line transfer application, which is accessible through the following link https://listingapplications.nasdaqomx.com.

[1] See attached chart.

Mr. Patrick L. Donnelly
March 16, 2010

Listing Rule 5810(b) requires that the Company, as promptly as possible but no later than four business days from the receipt of this letter, make a public announcement through the news media which discloses receipt of this letter and the Nasdaq rules upon which it is based.2 The Company must provide a copy of this announcement to Nasdaq’s MarketWatch Department, the Listing Qualifications Department, and the Listing Qualifications Hearings Department (the “Hearings Department”) at least 10 minutes prior to its public dissemination.3 For your convenience, we have enclosed a list of news services.

In the event the Company does not make the required public announcement, trading in your securities will be halted, even if the Company appeals Staff’s determination to a Nasdaq Listing Qualifications Panel (the “Panel”) as described below.

The Company may appeal Staff’s determination to the Panel, pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series. Please note that the Company will be asked to provide a plan to regain compliance to the Panel. Historically, Panels have generally viewed a reverse stock split in 30 – 60 days as the only definitive plan acceptable to resolve a bid price deficiency.4 Recently, however, the authority of the Panel to grant additional time to companies was modified so that a Panel could allow up to 180 calendar days from the date of this letter, if the Panel deems it appropriate. Accordingly, the Company may wish to consider presenting a plan that includes a discussion of the events that it believes will enable it to regain compliance in this time frame and a commitment to effect a reverse stock split, if necessary.

A hearing request will stay the suspension of the Company’s securities and the filing of the Form 25-NSE pending the Panel’s decision. Hearing requests should not contain arguments in support of the Company’s position. The Company may request either an oral hearing or a hearing based solely on written submissions. The fee for an oral hearing is $5,000; the fee for a hearing based on written submissions is $4,000. Please send your non-refundable hearing fee by wire transfer to “The NASDAQ Stock Market LLC” in accordance with the instructions on the attached Hearing Fee Payment Form.5 The request for a hearing must be received by the Hearings Department no later than 4:00 p.m. Eastern Time on March 23, 2010. The request and confirmation of the wire transfer6 should be sent to the attention of Amy Horton, Associate General Counsel, Nasdaq Office of General Counsel, via email at: hearings@nasdaqomx.com.

Please note that the suspension and delisting will be stayed only if the Hearings Department (the Rockville, MD location) receives the Company’s hearing request on or before 4:00 p.m. Eastern Time on March 23, 2010.

2 We also note that Item 3.01 of Form 8-K requires disclosure of the receipt of this notification within four business days. See, SEC Release No. 34-49424.

[3] The notice must be submitted to Nasdaq’s MarketWatch Department through the Electronic Disclosure service available at www.NASDAQ.net. The facsimile numbers for Nasdaq’s Listing Qualifications and Hearings Departments are +1 301 978 4028 and +1 301 978 8080, respectively.

[4] Panels do not typically consider a plan that relies on the market reaction to news as a definitive plan.
[5] The Form also includes instructions for payment by check.
[6] The confirmation of the wire transfer should be provided in an electronic file such as a PDF document attached to the email request.

Mr. Patrick L. Donnelly
March 16, 2010

Please use the link, “Hearing Requests & Process” on the attached chart for detailed information regarding the hearings process. If you would like additional information regarding the hearings process, please call the Hearings Department at +1 301 978 8203.

Listing Rule 5835 prohibits communications relevant to the merits of a proceeding under the Listing Rule 5800 Series between the Company and the Hearings Department unless Staff is provided notice and an opportunity to participate. In that regard, Staff waived its right to participate in any oral communications between the Company and the Hearings Department. Should Staff determine to revoke such waiver, the Company will be immediately notified, and the requirements of Listing Rule 5835 will be strictly enforced.

If the Company does not appeal Staff’s determination to the Panel, the Company’s securities will not be immediately eligible to trade on the OTC Bulletin Board or in the “Pink Sheets.” The securities may become eligible if a market maker makes application to register in and quote the security in accordance with SEC Rule 15c2-11, and such application (a “Form 211”) is cleared.7 Only a market maker, not the Company, may file a Form 211.

While the suspension announcement will be included on the “Daily List,” which is posted and available to subscribers of www.Nasdaqtrader.com at approximately 2:00 p.m. on March 24, 2010, news of the suspension may not be deemed publicly disseminated until the Company makes an announcement through a Regulation FD compliant means of communication.

If you have any questions, please contact Wayne Bush, Associate Director, at +1 301 978 8034.

Sincerely,

Enclosures

[7] Pursuant to FINRA Marketplace Rules 6530 and 6540, a Form 211 cannot be cleared if the issuer is not current in its filing obligations.

The Nasdaq Global Market and
The Nasdaq Global Select Market
Continued Listing Requirements

This table identifies the minimum standards for continued listing on The Nasdaq Global Market and The Nasdaq Global Select Market. Each incidence of non-compliance by the Company is denoted with an “X”.

COMPANY SYMBOL: SIRI

Requirements	Equity Standard		Market Value Standard		Total Assets/ Total Revenue Standard
Stockholders’ equity	$10 million		N/A		N/A
Market value of listed securities[8]	N/A		$50 million		N/A
Total assets and Total revenue (in latest fiscal year or in two of last three fiscal years)	N/A		N/A		$50 million and $50 million
Publicly held shares[9]	750,000		1.1 million		1.1 million
Market value of publicly held shares	$5 million		$15 million		$15 million
Bid price	$1	X	$1	X	$1	X
Total shareholders[10]	400		400		400
Market makers[11]	2		4		4

[8] The term, “listed securities”, is defined as “securities listed on NASDAQ or another national securities exchange.”

[9] Publicly held shares is defined as total shares outstanding, less any shares held directly or indirectly by officers, directors or any person who is the beneficial owner of more than 10% of the total shares outstanding of the company.

[10] Total shareholders include both holders of beneficial interest and holders of record.
[11] An electronic communications network (ECN) is not considered a market maker for the purpose of these rules.

The Nasdaq Capital Market
Initial Listing Requirements

This table identifies the minimum standards for initial listing on The Nasdaq Capital Market. Each incidence of non-compliance by the Company is denoted with an “X”.

COMPANY SYMBOL: SIRI

Requirements	Equity Standard		Market Value Standard		Net Income Standard
Stockholders’ equity	$5 million		$4 million		$4 million
Market value of listed securities	N/A		$50 million		N/A
Net income from continuing operations (in the latest fiscal year or in two of the last three fiscal years)	N/A		N/A		$750,000	X
Publicly held shares	1 million		1 million		1 million
Market value of publicly held shares	$15 million		$15 million		$5 million
Bid price	$4	X	$4	X	$4	X
Public holders	300		300		300
Market makers	3		3		3
Corporate governance	Yes		Yes		Yes

NASDAQ REFERENCE LINKS

Topic	Description	Link

NASDAQ Listing
Rules	All initial and continued listing rules	NASDAQ Listing Rules

Corporate	Independent directors, committee requirements
Governance	and shareholder approval	www.nasdaq.com/about/FAQsCorpGov.stm

Fees	Fee schedule	www.nasdaq.com/about/FAQsFees.stm

Frequently Asked
Questions (FAQs)	Topics related to initial and continued listing	www.nasdaq.com/about/LegalComplianceFAQs.stm

Hearing Requests
& Process	Discussion of the Nasdaq Hearings process	www.nasdaq.com/about/FAQsHearings.stm

Listing of
Additional Shares	Explanation of Nasdaq’s Listing of Additional
(LAS)	Shares process	www.nasdaq.com/about/FAQsLAS.stm

Transfer to the
Nasdaq Capital	Procedures and application to transfer securities
Market	to the Nasdaq Capital Market	www.nasdaq.com/about/FAQsPhaseDown.stm

DIRECTORY OF NEWS SERVICES*

The use of any of these services will satisfy NASDAQ’s listing rules that require the disclosure of specific information in a press release or public announcement. The Company must ensure that the full text of the required announcement is disseminated publicly. The Company has not satisfied this requirement if the announcement is published as a headline only or if the news service determines not to publish the full text of the story.

News Service	Internet Address	Telephone Number

Toll free: 800 444 2090
Bloomberg Business News	www.bloomberg.com	Phone: 609 750 4500

Toll free: 800 227 0845
Business Wire	www.businesswire.com	Phone: 415 986 4422

Dow Jones News Wire	www.djnewswires.com	Phone: 201 938 5400

GlobeNewswire		Toll free: 800 307 6627
(A NASDAQ OMX Co.)	www.globenewswire.com	Phone: 310 642 6930

Toll free: 800 774 9473
MarketWire	www.marketwire.com	Phone: 310 765 3200

Toll free: 800 832 5522
PR Newswire	www.prnewswire.com	Phone: 201 360 6700

Reuters	www.thomsonreuters.com	Phone: 646 223 6000

* Nasdaq cannot render advice to the Company with respect to the format or content of the public announcement. The following is provided only as a guide that should be modified following consultation with securities counsel: the Company received a Nasdaq Staff Determination Letter on (DATE OF RECEIPT OF STAFF DEFICIENCY LETTER) indicating that the Company fails to comply with the (STOCKHOLDERS’ EQUITY, MINIMUM BID PRICE, MARKET VALUE OF PUBLICLY HELD SHARES, etc.) requirement(s) for continued listing set forth in Listing Rule(s) _________, and that its securities are, therefore, subject to delisting from (The Nasdaq Global Select/ Global/Capital Market). The Company has requested a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination. There can be no assurance the Panel will grant the Company’s request for continued listing.